UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On April 8, 2005, webMethods, Inc. ("webMethods" or the "Company") issued a press release announcing the date on which the Company plans to release financial results for its fiscal fourth quarter and year ended March 31, 2005 and indicating the Company's expectation of its financial results for its fiscal fourth quarter with respect to the Company's prior guidance on total revenue and pro forma net income (loss) per share for such period. That press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 8, 2005, the Company issued a press release announcing the date on which the Company plans to release financial results for its fiscal fourth quarter and year ended March 31, 2005 and indicating the Company's expectation of its financial results for its fiscal fourth quarter with respect to the Company's prior guidance on total revenue and pro forma net income (loss) per share for such period. That press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit 99.1 Press release dated April 8, 2005.*

* This exhibit is furnished to, but not filed with, the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

April 8, 2005	By:	/s/ Mary Dridi

Name: Mary Dridi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 8, 2005 (this exhibit is furnished to, but not filed with, the Securities and Exchange Commission).